EXHIBIT 10.4

THIRD AMENDMENT TO PROMISSORY NOTE

THIS THIRD AMENDMENT (this “Amendment”), dated as of December 24, 2025, by and between Kingfish Holding Corporation, a Delaware corporation (the “Borrower”) and Mr. James K. Toomey (the “Noteholder”), is made to that certain Promissory Note by and between the Borrower and the Noteholder dated as of February 1, 2021 (the “Original Note”), as amended by that certain First Amendment to Promissory Note dated as of December 15, 2023 and Second Amendment to Promissory Note, dated as of December 23, 2024 (such amendments, collectively with the Original Note, the “Note”). Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Note issued by the Borrower in favor of the Noteholder.

W I T N E S S E T H:

WHEREAS, pursuant to Section 2 of the Note, all outstanding principal and accrued and unpaid interest on the Note are fully due and payable on the earlier to occur of (i) a Change of Control or (ii) December 31, 2025 (the “Maturity Date”);

WHEREAS, the parties desire to extend the Maturity Date and change the rate of interest on the Note.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Rate of Interest. Section 1 of the Original Note shall be deleted in its entirety and replaced with the following:

“Subject to the provisions of Section 3 hereof, the amounts due under this Note shall bear simple interest on the outstanding principal amount of this Promissory Note (this “Note”) at an annual fixed rate of (a) two percent (2%) per annum commencing on February 1, 2021 and continuing through December 31, 2025, and (b) after December 31, 2025, six percent (6%) per annum until paid in full. Interest shall be calculated on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.”

2. Maturity Date. The first paragraph of Section 2 of the Note is hereby amended by deleting the first paragraph in its entirety and by insertion, in lieu thereof, of the following:

“All outstanding principal and accrued and unpaid interest on this Note, plus all fees, costs and expenses then due under this Note, shall become fully due and payable on the earlier of (i) a Change of Control (as defined below) or (ii) December 31, 2026 (the “Maturity Date”). No principal amount of this Note or any accrued interest on the principal balance of this Note is due or payable until the Maturity Date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Florida, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order that the Lender may choose, in its sole discretion.”

3. Limited Effect. All provisions of the Note that have not been amended by this Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Note and this Amendment, the provisions of this Amendment shall control and be binding.

4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via e-mail with scan attachment or other transmission method, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

KINGFISH HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Ted Sparling
Name:	Ted Sparling
Title:	President and Chief Executive Officer

NOTEHOLDER:

/s/ James K. Toomey
James K. Toomey

[Signature Page to Amendment]

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